Exhibit 5.1

140 Scott Drive
Menlo Park, California 94025
Tel: +1.650.328.4600 Fax: +1.650.463.2600
www.lw.com

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Milan

e.l.f. Beauty, Inc.

570 10th Street

Oakland, California 94607

Re:	Form S-1 Registration Statement File No. 333-213333
Initial Public Offering of up to 9,583,333 Shares of Common Stock
of e.l.f. Beauty, Inc.

Ladies and Gentlemen:

We have acted as special counsel to e.l.f. Beauty, Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 26, 2016 (Registration No. 333-213333) (as so filed and as amended, the “Registration Statement”). The Registration Statement relates to the registration of 9,583,333 shares of common stock, $0.01 par value per share, 4,000,000 of which are being offered by the Company (the “Company Shares”), 4,333,3333 of which are being offered by certain selling stockholders (the “Selling Stockholders”) of the Company (the “Initial Selling Stockholder Shares”), and 1,250,000 of which may be purchased by the underwriters pursuant to an option to purchase additional shares granted to the underwriters by the Selling Stockholders (together with the Initial Selling Stockholder Shares, the “Selling Stockholder Shares,” and the Selling Stockholder Shares together with the Company Shares, the “Shares”). The term “Shares” shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

September 12, 2016

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	When the Company Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (for not less than par value) in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Company Shares will have been duly authorized by all necessary corporate action of the Company, and the Company Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

2.	The Selling Stockholder Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP